UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2004

Alnylam Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
SIGNATURE

Item 3.02.      Unregistered Sales of Equity Securities.

     On December 31, 2004, in connection with the achievement of a milestone under Alnylam Pharmaceuticals Inc.’s (“Alnylam”) Research Collaboration and License Agreement entered into in September 2003 with Merck & Co., Inc. (“Merck”), Alnylam issued 710,273 shares of its common stock to Merck for an aggregate purchase price of $5,000,000.

     In addition, on November 30, 2004, Alnylam issued 5,345 shares of its common stock to Silicon Valley Bank, which constituted less than 1% of the number of outstanding shares of common stock on such date, pursuant to the exercise of a warrant at an exercise price of $4.75 per share. The warrant was exercised pursuant to a cashless exercise feature by which 7,812 shares of common stock originally issuable under the warrant were cancelled as payment for the aggregate purchase price.

     The securities described above were issued in reliance upon exemptions from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), set forth in Section 4(2) and/or Regulation D promulgated thereunder relative to sales by an issuer not involving any public offering. Both purchasers described above represented to us in connection with their purchase that they were accredited investors and were acquiring the shares for investment and not distribution, that they could bear the risks of the investment and could hold the securities for an indefinite period of time.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.

Date: January 3, 2005	By:	/s/ John M. Maraganore, Ph.D. John M. Maraganore, Ph.D. President and Chief Executive Officer